                                                                      Exhibit 10

                                 AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER

         AMENDMENT NO. 1, dated October 19, 2000 (this "Amendment"), to the Agreement and Plan of Merger, dated as of August 30, 2000 (the "Merger Agreement"), by and among Electronics For Imaging, Inc., a Delaware corporation ("Parent"), Vancouver Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Splash Technology Holdings, Inc., a Delaware corporation (the "Company"). Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

         WHEREAS, the board of directors of each of Parent, Purchaser and the Company previously approved, and deemed it fair to, advisable and in the best interests of its respective corporation and stockholders to consummate the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, a class action lawsuit (the "Lawsuit") was filed against the Company and its directors on August 31, 2000; and

         WHEREAS, in connection with settling the Lawsuit, the officers of Parent and the Company have agreed, on behalf of their respective corporations, to make certain amendments to the Merger Agreement; and

         WHEREAS, the board of directors of each of Parent, Purchaser and the Company has approved, and deems it fair to, advisable and in the best interests of its respective corporation and stockholders that such corporation agree to make certain amendments to the Merger Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   AMENDMENTS

         SECTION 1.1 The definition of "Superior Proposal" set forth in Section
1.1 shall be deleted in its entirety and replaced with the following:


         "Superior Proposal" means an unsolicited Acquisition Proposal (but changing the fifteen percent amount in clause (a)(ii) of the definition of Acquisition Proposal to fifty percent) which satisfies both of the following:

                           (x) such entity or group has, on an unsolicited
                  basis, submitted a bona fide Acquisition Proposal in writing to the board of directors of the Company which the board of directors of the Company determines in good faith, consistent with advice of an independent investment banker, (i) is capable of being and likely to be funded on the disclosed terms and (ii) is likely to be consummated in accordance with its terms; and

                           (y) the board of directors of the Company determines
                  in good faith (A) after consultation with outside legal counsel, that failure to take such action would likely be contrary to its fiduciary duties to the Company's stockholders under applicable law and (B) that such Acquisition Proposal is superior, from a financial point of view, to the Transactions, after taking into account and consistent with advice of the Financial Advisor as to superiority of such Acquisition Proposal.".

         SECTION 1.2 The definition of "Termination Fee" set forth in Section
         1.1 shall be deleted in its entirety.

         SECTION 1.3 The first sentence of Section 2.2(a) shall be deleted in its entirety and replaced with the following:


"As soon as practicable on the date the Offer is commenced, the Company shall file, with the SEC, the Schedule 14D-9, which shall contain the recommendation referred to in Section 4.5(c).".

         SECTION 1.4 Section 6.4 shall be deleted in its entirety and replaced with the following:

         "Section 6.4 Competing Transaction. The Company will promptly, and in any event within twenty-four hours, notify Parent of the receipt of any proposal, discussion, negotiation or inquiry received by the Company, any Company Subsidiary or any of their respective representatives, and the Company will promptly, and in any event within twenty-four hours, communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it, any Company Subsidiary or any of their respective representatives may receive (and will promptly, and in any event within twenty-four hours, provide to Parent copies of any written materials received by the Company, any Company Subsidiary or their respective representatives in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent.".

         SECTION 1.5 Section 6.9 shall be deleted in its entirety and replaced with the following:

"Section 6.9 Actions Regarding the Rights Agreement. The Company shall not modify or waive, except as specifically provided herein, the terms of its Rights Agreement, or take any action to redeem the Rights, except in connection with its entering into an Acquisition Proposal pursuant to and in compliance with
Section 6.4.".

         SECTION 1.6 Section 8.1(c)(ii) shall be deleted in its entirety and replaced with the following:

                  "(ii) in connection with entering into a definitive agreement concerning an Acquisition Proposal, PROVIDED, that the Company has complied with all provisions of Section 6.4, including the notice provisions therein;".

         SECTION 1.7 Section 9.1 shall be deleted in its entirety and replaced with the following:

"Section 9.1 Fees and Expenses. Except as specifically provided to the contrary in this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses.".

                                   ARTICLE II
                                  MISCELLANEOUS

         SECTION 2.1 The Confidentiality Agreement, the Tender and Voting Agreement, the Merger Agreement, including the annexes attached thereto and the Company Disclosure Letter, and this Amendment, constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

         SECTION 2.2 This Amendment may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 2.3 This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                               ELECTRONICS FOR IMAGING, INC.


                                            By    /s/ Guy Ghect
                                               ---------------------------------
                                               Name: Guy Ghect
                                               Title: Chief Executive Officer


                                               VANCOUVER ACQUISITION CORP.


                                            By   /s/ James Etheridge
                                               ---------------------------------
                                               Name: James Etheridge
                                               Title: Vice President, Secretary
                                                      & General Counsel


                                               SPLASH TECHNOLOGY HOLDINGS, INC.


                                            By   /s/  Kevin K. Macgillivray
                                               ---------------------------------
                                               Name:  Kevin K. Macgillivray
                                               Title:  Chief Executive Officer